As filed with the Securities and Exchange Commission on August 1, 2006

File No. [            ]

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARROWHEAD RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-0408024
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

201 South Lake Street, Suite 703

Pasadena, California 91106

(626) 304-3400

(Address of Principal Executive Offices) (Zip Code)

2004 EQUITY INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

Joseph T. Kingsley, President ARROWHEAD RESEARCH CORPORATION 201 South Lake Street, Suite 703 Pasadena, California 91106 (626) 304-3400	With a copy to: Rachael Simonoff Wexler, Esq. ALSCHULER GROSSMAN STEIN & KAHAN LLP 1620 26th Street – North Tower, Fourth Floor Santa Monica, CA 90404 (310) 907-1000

(Name and Address of Agent For Service)

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(3)
Common Stock, $.001 par value	5,000,000	$4.815	$24,075,000	$2,576.03

(1)	Plus such additional number of shares as may be required pursuant to the terms of the 2004 Equity Incentive Plan, as amended, in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.
(2)	The Proposed Maximum Offering Price per Share was estimated pursuant to Rule 457(c), calculated on the basis of the average of the high and low share price of the Registrant’s Common Stock on the NASDAQ National Market on July 28, 2006.
(3)	This Registration Fee has been offset by the $1,384.15 Registration Fee paid by the Company in connection with its Form S-8 filed on April 14, 2005 registering 3,000,000 shares under the Company’s 2004 Equity Incentive Plan. As such, an additional Registration Fee of $1,191.87 has been paid with this filing.

EXPLANATORY NOTE

AND INCORPORATION BY REFERENCE

OF CONTENTS OF EARLIER

REGISTRATION STATEMENT ON FORM S-8, FILE NO. 333-25363

The Arrowhead Research Corporation 2004 Equity Incentive Plan (the “Plan”) was amended February 23, 2006 to increase the number of shares of common stock, par value $0.001 per share, available for awards thereunder to 5,000,000. A Registration Statement on Form S-8, File No. 333-25363 was filed previously with the SEC by the Registrant to register 3,000,000 shares of its common stock issued or issuable under the Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed to register the additional 2,000,000 shares of common stock issuable under the Plan. The contents of the prior Registration Statement relating to the 2004 Equity Incentive Plan, File No. 333-124066, are incorporated herein by reference.

Item 8. Exhibits.

Exhibit No.	Description
4.1	2004 Equity Incentive Plan, as amended February 23, 2006 and related equity incentive plan agreements (incorporated by reference from the Registrant’s Current Report on Form 8-K, filed February 28, 2006).

5.1	Legal Opinion of Alschuler Grossman Stein & Kahan LLP

23.1	Consent of Alschuler Grossman Stein & Kahan LLP (included in Exhibit 5.1)

23.2	Consent of Rose, Snyder & Jacobs, LLP

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on August 1, 2006.

ARROWHEAD RESEARCH CORPORATION

By:	/s/ R. Bruce Stewart
R. Bruce Stewart Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Bruce Stewart and Joseph T. Kingsley as attorneys-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Office(s)	Date

/s/ Joseph T. Kingsley Joseph T. Kingsley	President and Chief Financial Officer (principal financial officer)	August 1, 2006

/s/ R. Bruce Stewart R. Bruce Stewart	Chief Executive Officer and Director (principal executive officer)	August 1, 2006

/s/ Edward W. Frykman	Director	August 1, 2006
Edward W. Frykman

/s/ LeRoy T. Rahn	Director	August 1, 2006
LeRoy T. Rahn

/s/ Charles P. McKenney Charles P. McKenney	Director	August 1, 2006

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